                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      P.A.M. TRANSPORTATION SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                      P.A.M. TRANSPORTATION SERVICES, INC.
                        297 WEST HENRI DETONTI BOULEVARD
                            TONTITOWN, ARKANSAS 72770


                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                  ------------

To our Stockholders:

     The 2006 annual meeting of stockholders of P.A.M. Transportation Services, Inc., a Delaware corporation, will be held at The Ritz-Carlton, Naples, 280 Vanderbilt Beach Road, Naples, Florida 34108, on Wednesday, May 24, 2006 at 9:00 a.m. local time. The meeting is being held for the purpose of considering and voting on the following matters:

          (1) Increasing the size of the Board of Directors from eight members to nine members.

          (2) Electing nine directors (or eight directors, if agenda item (1) is not approved) to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

          (3) Amending Section 2 of Article II of the Bylaws to authorize the Board of Directors, in addition to the stockholders, from time to time to establish the number of directors that constitute the full Board of Directors.

          (4) Approval of the 2006 Stock Option Plan.

          (5) To conduct such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only stockholders of record as of the close of business on April 6, 2006 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                        By Order of the Board of Directors

                                        -s- Robert W. Weaver

                                        ROBERT W. WEAVER
                                        President and Chief Executive Officer

April   , 2006

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                      P.A.M. TRANSPORTATION SERVICES, INC.


                                  ------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2006

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This proxy statement and form of proxy, which are first being mailed to
stockholders on or about April   , 2006, are furnished in connection with the
solicitation of proxies on behalf of our Board of Directors, for use at our annual meeting of stockholders to be held at The Ritz-Carlton, Naples, 280 Vanderbilt Beach Road, Naples, Florida 34108, at 9:00 a.m., local time, and at any or all adjournments or postponements of the meeting. The address of our principal executive offices is 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770 and our telephone number is (479) 361-9111.

     We are paying the costs of this solicitation. We have retained The Altman Group, Inc., 1200 Wall Street West, Lyndhurst, New Jersey 07071 to aid in the solicitation of proxies. For these services, we have agreed to pay The Altman Group a fee of approximately $7,500 and reimburse it for certain out-of-pocket disbursements and expenses. Our directors, officers or other employees may, without compensation, other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

     Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of PTSI an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies that are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified in the proxy. Where no direction is specified, proxies will be voted FOR all of the proposals and the election of each of the nine nominees for director listed in this proxy statement.

     Abstentions and broker non-votes will not be counted as votes in favor of or against any proposal, though they will be counted in determining whether a quorum is present. With respect to any proposal other than the election of directors, abstentions will have the effect of a vote against the proposal. For each proposal, broker non-votes will not be counted as shares represented at the meeting and entitled to vote. With respect to the proposal to amend the Bylaws, broker non-votes will have the effect of a vote against the proposal.

     Only stockholders of record at the close of business on the record date of April 6, 2006 will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting. As of April 6,
2006, there were            shares of our common stock outstanding. Each share
of common stock issued and outstanding on the record date is entitled to one vote.

                                  AGENDA ITEM 1

    PROPOSAL TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS TO NINE DIRECTORS

     Our Bylaws provide that the number of members of our Board of Directors shall be established from time to time by our stockholders. The number of members of the Board is presently fixed at eight. The Board recommends that stockholders adopt a resolution at the annual meeting increasing the Board to nine members. The Board believes that the addition of one new director will have several advantages. The Board has identified a new candidate for service on the Board who has knowledge and experience that the Board believes would be beneficial to us. The Board also believes that the new candidate would qualify as an independent director, and meet the additional independence criteria required for service on the Audit Committee of the Board. Having an additional independent director would increase the number and proportion of independent directors on our Board, and provide an additional director who would be available for service on the Audit Committee and other Board committees requiring independent directors. A larger Board may also bring to Board meetings additional ideas and views for consideration.

     The vacancy that will be created in the Board if this proposal is adopted will be filled at the annual meeting. The Board of Directors has nominated Christopher L. Ellis for election to the Board as a new director at the annual meeting, and information regarding Mr. Ellis appears below under the heading "Election of Directors."

     The proposal to increase the size of the Board requires the affirmative vote of holders of a majority of the shares represented at the annual meeting in person or by proxy and entitled to vote on the proposal.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" INCREASING THE SIZE OF THE BOARD OF DIRECTORS TO NINE DIRECTORS.

                                  AGENDA ITEM 2

                              ELECTION OF DIRECTORS

     Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     The following eight individuals have been nominated by the Board of Directors for re-election to the Board of Directors:

     Frederick P. Calderone, age 55, has served as a Vice President of CenTra, Inc. for the past 16 years. CenTra is a transportation holding company headquartered in Warren, Michigan. Prior to joining CenTra, Mr. Calderone was a partner with Deloitte, Haskins, & Sells, Certified Public Accountants (now Deloitte & Touche LLP). Mr. Calderone is a certified public accountant and an attorney. Mr. Calderone has served as a director of PTSI since May 1998.

     Frank L. Conner, age 56, has served as Executive Vice President, Finance and Accounting and Chief Financial Officer of FedEx Freight East (formerly American Freightways, Inc.) since February 2001. Mr. Conner previously served as a Director of American Freightways from 1989 to February 2001 and held various positions with American Freightways, including serving as Executive Vice President-Finance and Accounting and Chief Financial Officer from November 1995 to February 2001. Mr. Conner previously served thirteen years with McKesson Service Merchandise in various positions including General Manager and Chief Financial Officer. Mr. Conner served seven years in public accounting with Peat, Marwick & Mitchell prior to joining McKesson. Mr. Conner has served as a director of PTSI since July 2002. Mr. Conner has also served as a member of the Board of Directors of First Federal Bancshares of Arkansas, Inc. since September 2003.

     Thomas H. Cooke, age 71, was employed by Ford Motor Company for 33 years and has been retired since 1996. While at Ford, he served in various managerial capacities, primarily finance and controller executive positions responsible for financial analysis, financial controls, business plans, budget development, accounting, and auditing in Ford's Product Development Group, several manufacturing divisions, an overseas affiliate, and Finance Staff. During his last three years at Ford, Mr. Cooke served as Global Manager of Customs Compliance and Analysis in the Transportation and Logistics Office. He holds an MBA in Finance from the University of California at Berkeley. Mr. Cooke has served as a director of PTSI since July 2002.

     Manuel J. ("Matty") Moroun, 78, is the President and Chief Executive Officer of CenTra, Inc., a transportation holding company headquartered in Warren, Michigan. Mr. Moroun has been a principal stockholder and officer of CenTra and its predecessor companies since 1954, and its Chief Executive Officer since 1970. CenTra is one of the largest privately held transportation holding companies in the United States. Mr. Moroun has served as a director of PTSI since May 2002. Mr. Moroun is the father of Matthew T. Moroun, a director of PTSI who has been nominated for re-election at the annual meeting. Mr. Moroun has also served as a member of the Board of Directors of Universal Truckload Services, Inc. since November 2004.

     Matthew T. Moroun, age 33, has served as Vice Chairman and as a director of CenTra, Inc., a transportation holding company based in Warren, Michigan, since 1993. Since 1996, Mr. Moroun has served as Chairman of insurance holding company, Oakland Financial Corporation, and its subsidiaries, which are based in Sterling Heights, Michigan. Since 1995, Mr. Moroun has served as Chairman of the Board of Durarock Reinsurance, Ltd., a reinsurance company. Mr. Moroun has served as a director of PTSI since May 1992. Mr. Moroun is the son of Manuel J. Moroun, a director of PTSI who has been nominated for reelection at the annual meeting. Mr. Moroun has also served as a member of the Board of Directors of Universal Truckload Services, Inc. since November 2004.

     Daniel C. Sullivan, age 65, has been a practicing attorney, specializing in transportation law for more than 38 years. Mr. Sullivan has been a principal with the firm of Sullivan, Hincks & Conway, or its predecessor, presently located in Oak Brook, Illinois, since 1972. Mr. Sullivan has served as a director of PTSI since June 1986. Mr. Sullivan has also served as a member of the Board of Directors of Universal Truckload Services, Inc. since November 2004.

     Robert W. Weaver, age 56, is one of our co-founders. He has over 20 years of experience with our company and has served as our President and Chief Executive Officer since 1990. Mr. Weaver has served as a director of PTSI since 1990.

     Charles F. Wilkins, age 67, retired in January 1995 after 34 years of employment with Ford Motor Company, and from January 1995 to January 2005 was self-employed as a logistics consultant. He served in various positions with Ford Motor Company in transportation management, including three years of service as Traffic Manager in Europe. Mr. Wilkins retired from the position of Director, Transportation and Traffic Office, in which he had served since 1990. Mr. Wilkins has been a member of the National Motor Carrier Advisory Committee of the Federal Highway Administration and was previously active in the National Industrial Transportation League as Chairman of the Audit Committee and Third Vice Chairman. Mr. Wilkins has served as a director of PTSI since June 1995.

     Subject to the approval of the proposal to increase the size of the Board from eight members to nine members, the following individual is also nominated for election as a director at the annual meeting:

     Christopher L. Ellis, age 61, retired in 2004 after serving as Senior Vice President and Chief Financial Officer of USF Corporation for 14 years. USF Corporation provided supply chain management services, including less than truckload trucking, logistics, freight forwarding, and truckload trucking. Prior to that he served for six years as Vice President and Chief Financial Officer of TNT North America, which included the business of USF Corporation before it was spun off from TNT North America. Mr. Ellis holds an MBA from The Wharton School of Business at the University of Pennsylvania.

     Proxies received will be voted for the director nominees named above, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the Board of Directors. We are not aware of any current circumstances that would render any nominee named above unable to serve if elected.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

INDEPENDENCE OF DIRECTORS

     Rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Rule 4200(a)(15). In March of 2006, we reviewed the independence of our directors. During this review, the Board of Directors considered transactions and relationships between each director or any member of his family, and PTSI and its subsidiaries. As a result of this review, the Board of Directors has determined that each of the directors, including those nominated for election at the annual meeting, are independent under Nasdaq Rule 4200(a)(15), except Mr. Weaver who is not considered independent because of his employment as an executive officer of PTSI.

COMMUNICATIONS WITH DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

     Stockholders may communicate directly with the Board of Directors as a group, by writing to the Board of Directors, care of the Secretary of PTSI, 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770. The

Secretary will review all of the correspondence and regularly forward to the Board of Directors a summary of the correspondence, and copies of all of the correspondence that, in his opinion, deals with the functions of the Board of Directors or any of its committees or that the Secretary otherwise determines requires the attention of the Board of Directors. Directors may at any time review a log of all of the correspondence that is addressed to the Board of Directors, and request copies of any and all of the correspondence.

     The Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the stockholders. All eight of our directors attended last year's annual meeting.

COMMITTEES OF THE BOARD AND MEETINGS

     Our Board of Directors has the following standing committees:

     Audit Committee. The members of the Audit Committee consist of Thomas H. Cooke (committee chairman), Frank L. Conner and Charles F. Wilkins. The functions of the Audit Committee are described below under the heading "Audit Committee Report." The Board of Directors has determined that Mr. Conner and Mr. Cooke, who are members of the Audit Committee, are each qualified as an audit committee financial expert as that term is defined in the rules of the Securities and Exchange Commission. Mr. Conner and Mr. Cooke are independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Audit Committee held seven meetings during 2005.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee consists of Matthew T. Moroun (committee chairman), Frederick P. Calderone and Daniel C. Sullivan. Each member of the Compensation and Stock Option Committee is independent, as independence for compensation committee members is defined in the listing standards of the Nasdaq Stock Market. The Compensation and Stock Option Committee reviews and makes recommendations to the Board of Directors with respect to compensation of our executive officers and assists the Board of Directors in the administration of our stock option and incentive compensation plans. The Compensation and Stock Option Committee held one meeting during 2005.

     Executive Committee. The Executive Committee is composed of Matthew T. Moroun and Robert W. Weaver. It exercises the authority of the Board of Directors in accordance with our Bylaws between regular meetings of the Board. The Executive Committee did not meet during 2005.

     The Board of Directors does not have a nominating committee that nominates candidates for election to the Board of Directors. That function is performed by the Board of Directors. Each member of the Board participates in the consideration of director nominees. The Board of Directors believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function. The Board of Directors believes that not having a separate nominating committee saves the administrative expense that would be incurred in maintaining such a committee, and saves time for directors who would serve on a nominating committee if it were established. As there is no nominating committee, we do not have a nominating committee charter.

     At least a majority of our independent directors participate in the initial consideration of director nominees. These directors are independent, as independence for nominating committee members is defined in the listing standards of the Nasdaq Stock Market. After these independent directors discuss and evaluate potential nominees, they recommend director nominees to the full Board of Directors for selection.

     The Board of Directors will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Board of Directors in care of our Secretary, Larry J. Goddard, at our principal executive office, 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

     The Board of Directors has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Board of Directors. Generally, candidates have been known to one or more of the Board members. The Board of Directors has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Board of Directors will consider the factors it believes to be appropriate, which would generally include the candidate's independence, personal and professional integrity, business judgment, relevant experience and skills, including those related to transportation services, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of our stockholders. Although the Board of Directors has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Board of Directors does not evaluate potential nominees for director differently based on whether they are recommended to the Board of Directors by a stockholder.

     During 2005, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during 2005.

AUDIT COMMITTEE REPORT

     Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Audit Committee's primary purpose is to assist the Board of Directors in overseeing:

     - the accounting and financial reporting process;

     - audits of financial statements; and

     - internal control and audit functions.

     In carrying out its responsibilities, the Audit Committee supervises the relationship between us and our independent auditors, including having direct responsibility for their appointment, compensation and retention, reviewing the scope of their audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, and reviews the activities of our internal audit function.

     The Board of Directors has adopted a charter for the Audit Committee. A copy of the charter is available on our website (www.pamt.com).

     Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2005 with management, including a discussion of the quality and the acceptability of our internal controls over financial reporting.

     The Audit Committee reviewed with the company's Independent Registered Public Accounting Firm, Grant Thornton LLP ("Grant Thornton"), who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also reviewed with Grant Thornton its opinion on management's assessment included in management's report on internal control over financial reporting, and its opinion on the effectiveness of the company's internal control over financial reporting. In addition, the Audit Committee has discussed with Grant Thornton the auditors' independence from management and us, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditors' independence.

     The Audit Committee also discussed with our internal and external auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal and external auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                        Audit Committee

                                        Thomas H. Cooke -- Chairman
                                        Frank L. Conner
                                        Charles F. Wilkins

     The information in the Audit Committee Report shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these paragraphs by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations received from our directors and officers, we believe that all reports required to be filed under Section 16(a) for 2005 were timely filed, except that our director and major stockholder, Matthew Moroun, filed one report on Form 4 late, relating to the exercise of a stock option.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid to or accrued on behalf of each of the named executive officers for the years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE


                                                 ANNUAL         LONG TERM
                                              COMPENSATION    COMPENSATION
                                           -----------------  ------------
                                                               SECURITIES
                                                               UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY    BONUS    OPTIONS (#)  COMPENSATION(1)
---------------------------          ----  --------  -------  ------------  ---------------



Robert W. Weaver.................... 2005  $450,000  $35,354        0            $    0
  President and Chief Executive      2004   447,500        0        0                 0
  Officer, Director                  2003   422,500   29,117        0             3,000
W. Clif Lawson...................... 2005   244,000   19,170        0             2,600
  Executive Vice President and       2004   239,000        0        0             2,700
  Chief Operating Officer            2003   229,000   15,845        0             2,600
Larry J. Goddard.................... 2005   205,000   16,106        0             3,075
  Vice President of Finance,         2004   195,000        0        0             3,055
  Chief Financial Officer, Secretary 2003   185,000   13,204        0             2,787
  and Treasurer


--------

  (1) Represents amounts contributed by PTSI pursuant to its 401(k) Plan.

EMPLOYMENT AGREEMENT

     Robert W. Weaver. On January 19, 2005, we entered into a new employment agreement with Mr. Weaver, our President and Chief Executive Officer. The new employment agreement replaced the employment agreement between us and Mr. Weaver dated February 26, 2002 that provided for an employment term of July 1, 2002 through June 30, 2005. The new employment agreement provides for a term of employment for Mr. Weaver from July 1, 2004 through June 30, 2006. Mr. Weaver's new employment agreement provides him with an annual base salary of $450,000. The employment agreement gives us the option to extend the term of Mr. Weaver's employment for two additional years, one year at a time; and provides for annual base compensation of $500,000 during any extension. The employment agreement provides for payment to Mr. Weaver of compensation for 12 months in the event that we terminate his employment because of disability, or without just cause (as defined in the employment agreement). In the event that we terminate Mr. Weaver's employment for just cause, or Mr. Weaver terminates his employment, we are not obligated to make any severance payments. The employment agreement precludes Mr. Weaver from competing with, or soliciting or retaining business competitive with, our business or that of our affiliates, for one year after his employment ends with us. He is also precluded from soliciting employees to leave our employment. The employment agreement contains provisions providing for the reimbursement of Mr. Weaver's reasonable and necessary expenses that he incurs in the performance of his duties, and with fringe benefits that we provide for employees in the normal course of our business. The employment agreement contains provisions requiring Mr. Weaver to maintain the confidentiality of our proprietary information.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2005, Messrs. Calderone, Matthew Moroun and Sullivan served as members of the Compensation and Stock Option Committee. Matthew Moroun, a member of the Compensation and Stock Option Committee and the Executive Committee of the Board of Directors, and our largest stockholder, is the controlling stockholder, Vice Chairman and a director of CenTra, Inc., a transportation holding company based in Warren, Michigan. He is also the Chairman and controlling stockholder of Oakland Financial Corporation, an insurance holding company, and its subsidiaries, based in Sterling Heights, Michigan. Our director, Manuel Moroun, is the President and Chief Executive Officer of CenTra, and controls a trust that is the other major stockholder of CenTra. He is also a stockholder of Oakland Financial Corporation.

     During 2005, certain subsidiaries of CenTra paid us a total of $1,510,593. These payments represent freight transportation charges of $51,982, maintenance services performed in our maintenance facilities and maintenance charges paid by us to third parties on behalf of the subsidiaries and affiliates of CenTra and charged back at the amount of $1,458,611.

     During 2005, we made payments to certain subsidiaries of CenTra and other companies owned or controlled by our directors, Manuel Moroun and Matthew Moroun, in the aggregate amount of $3,712,167. These payments are described below.

     Payments were made to a subsidiary of CenTra in the amount of $268,898 for real estate leases. Properties leased from the subsidiary include office and maintenance facilities in two states, and trailer drop yards in eight states. The leases are generally month to month leases with automatic monthly renewal provisions.

     Property is also leased from an affiliate of CenTra that is used for trailer drop yards. Payments were made to the affiliate in the amount of $6,000 during 2005 and represent lease payments made in accordance with lease agreements that contain automatic monthly renewal provisions.

     Payments in the amount of $317,942 were made to a subsidiary of CenTra during 2005. These payments to the subsidiary were for parts and labor charges incurred to repair our equipment.

     Payments in the amount of $50,603 were made to a subsidiary of CenTra for the transportation of freight.

     We made payments to subsidiaries of Oakland Financial Corporation during 2005 in the amount of $127,348 for insurance premiums paid pursuant to agreements to provide insurance coverage to certain of our independent contractors. Underlying agreements are made directly with the independent contractors. The full amount of these payments to the subsidiaries of Oakland Financial Corporation is recouped by us from the independent contractors.

     We purchase physical damage coverage on our tractors and trailers through an unaffiliated insurance broker which is written by a subsidiary of Oakland Financial Corporation. In 2005, we made payments related to these policies in the amount of $2,074,219.

     We purchase commercial auto and general liability insurance issued by an unaffiliated insurance company. A subsidiary of Oakland Financial Corporation serves as third-party administrator for this insurance. In 2005, the subsidiary received $225,000 from the unaffiliated insurance company for handling the claims under this program. Under the commercial auto liability policy, the subsidiary adjusts the claims (which are subject to a $2,500 deductible) and remits the full amounts of the settlements to the claimants. The subsidiary invoices us for the $2,500 deductible amount, for which we paid a total of $867,157 in 2005.

     We believe that each of the above transactions was entered into on terms as favorable to us as could have been obtained from unaffiliated third parties at the time such transactions were negotiated. We expect to continue transactions with subsidiaries of CenTra and other companies owned or controlled by our directors, Manuel Moroun and Matthew Moroun, in 2006 that are similar to those described above.

OPTION GRANTS IN 2005

     No options were granted to any of our executive officers named in the Summary Compensation Table during the year ended December 31, 2005.

AGGREGATED STOCK OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

     The following table provides information on the exercise of stock options during the year ended December 31, 2005 by the named executive officers and the value of unexercised options at December 31, 2005.


                                                          NUMBER OF SHARES
                                 SHARES                UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-THE-
                              ACQUIRED ON    VALUE      OPTIONS AT 12/31/05       MONEY OPTIONS AT 12/31/05
NAME                            EXERCISE   REALIZED  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE(1)
----                          -----------  --------  -------------------------  ----------------------------



Robert W. Weaver.............      0          N/A          56,000/32,000                    $0/$0
W. Clif Lawson...............      0          N/A          42,000/24,000                     0/ 0
Larry J. Goddard.............      0          N/A          42,000/24,000                     0/ 0


--------

  (1) As of December 31, 2005, none of the options were "in-the-money" as the exercise price for each of the options exceeded the market value of the common stock underlying the option.

EQUITY PLAN COMPENSATION INFORMATION

     The following table summarizes information, as of December 31, 2005, relating to compensation plans under which equity securities of PTSI are authorized for issuance.


                                   NUMBER OF SECURITIES                           NUMBER OF SECURITIES REMAINING
                                       TO BE ISSUED         WEIGHTED AVERAGE      AVAILABLE FOR FUTURE ISSUANCE
                                     UPON EXERCISE OF       EXERCISE PRICE OF    UNDER EQUITY COMPENSATION PLANS
                                   OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                       WARRANTS AND RIGHTS    WARRANTS AND RIGHTS            IN COLUMN (A))
-------------                      --------------------   --------------------   -------------------------------
                                            (A)                    (b)                         (c)



Equity compensation plans
  approved by security
  holders(1)....................          286,500                $22.22                      263,500
Equity compensation plans not
  approved by security holders..                0                     0                            0
Total...........................          286,500                $22.22                      263,500



--------

  (1) These plans are the 1995 Stock Option Plan, as amended.

COMPENSATION OF DIRECTORS

     For 2005, we paid our non-employee directors an annual retainer fee of $8,000, and a fee of $1,500 per Board of Directors or committee meeting that they attended in person, and $500 per Board of Directors or committee meeting that they attended by telephone. Beginning January 1, 2006, the Board of Directors increased the annual retainer fee for each non-employee director to $10,000, and the fee for attending each meeting of the Board of Directors or any of its committees to $1,800 for meetings that are attended in person, and $600 for each meeting attended by telephone. In addition, beginning January 1, 2006, the Board of Directors established an additional annual retainer of $4,000 for the chairman of the Audit Committee. When a director attends more than one meeting on the same day, the director is generally paid only one meeting fee for the day. We reimburse directors for the expenses they incur to attend meetings.

     Pursuant to automatic grant provisions under our 1995 Stock Option Plan, on March 2 of each year, each non-employee director has been granted an option to purchase 2,000 shares of our common stock at an exercise price equal to the fair market value of our stock on the date of grant. During 2005, options were granted for 2,000 shares of common stock to each of Messrs. Calderone, Conner, Cooke, Manuel Moroun, Matthew Moroun, Sullivan and Wilkins, who are our non-employee directors. The exercise price under these options is $18.27 per share. Due to the expiration of the 1995 Stock Option Plan, no options have yet been granted to directors in 2006. If the stockholders approve the proposed 2006 Stock Option Plan described below under the heading "Proposal to Approve the P.A.M. Transportation Services, Inc. 2006 Stock Option Plan," options for 2,000 shares of our common stock will be granted to each non-employee director on June 1, 2006, on March 2, 2007, and on each subsequent March 2 during the ten year term of the new plan.

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                   REPORT OF THE COMPENSATION AND STOCK OPTION
                       COMMITTEE ON EXECUTIVE COMPENSATION

     In accordance with the proxy statement rules of the Securities and Exchange Commission, the Compensation and Stock Option Committee of the Board of the Directors offers the following report regarding compensation policies for our executive officers and Chief Executive Officer with respect to compensation paid to such officers during the last fiscal year.

     During 2005, Messrs. Calderone, Matthew Moroun and Sullivan served as members of the Compensation and Stock Option Committee. Each of them is a non-employee director of PTSI. It is the Committee's responsibility to review and make recommendations to the Board of Directors with respect to compensation of PTSI's officers. In formulating its compensation policies and decisions, the Committee endeavors to provide a competitive compensation package that enables PTSI to attract and retain key executives and to integrate compensation programs with PTSI's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of the objectives.

     PTSI's executive compensation program generally consists of base salary and annual incentive compensation through a cash bonus plan. Stock options are utilized in order to align executives' interests more closely with the interests of stockholders. The amount of such awards, if any, may be determined from time to time by the Compensation and Stock Option Committee or the Board of Directors.

     Robert W. Weaver, PTSI's President and Chief Executive Officer, is presently employed pursuant to an employment agreement that was entered into on January 19, 2005 and covers the period of July 1, 2004 through June 30, 2006. The terms of the employment agreement are described above under the caption "Employment Agreement."

     The Board of Directors has adopted an incentive compensation plan covering substantially all of our office and shop employees, including executive officers, which allows employees to earn annual bonuses, payable over a three-year period, based on the operating ratio and revenues of the company. The Board of Directors believes this program serves as an incentive to all participating employees (currently approximately 315 employees) to give greater effort on behalf of the company.

     The Committee believes that the total compensation of the company's executive officers has been competitive within the industry.

     PTSI's future compensation policies will be developed in light of PTSI's profitability and with the goal of rewarding members of management for their contributions to the company's success. It is PTSI's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

                                        Compensation and Stock Option Committee

                                        Frederick P. Calderone
                                        Matthew T. Moroun
                                        Daniel C. Sullivan

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock against the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Trucking and Transportation Stocks for the period of five years commencing December 31, 2000 and ending December 31, 2005. The graph assumes that the value of the investment in our common stock and each index was $100 on December 31, 2000.

                               (PERFORMANCE GRAPH)



--------------------------------------------------------------------------------------
                         2000       2001       2002       2003       2004       2005
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
 PTSI                  $100.00    $157.89    $313.91    $266.29    $231.73    $221.52
--------------------------------------------------------------------------------------
 Nasdaq Stock
 Market U.S.           $100.00    $ 79.32    $ 54.84    $ 81.99    $ 89.23    $ 91.13
--------------------------------------------------------------------------------------
 Nasdaq Trucking &
 Transportation
 Stocks                $100.00    $118.24    $120.35    $172.37    $220.96    $230.84
--------------------------------------------------------------------------------------

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 1, 2006, information concerning ownership of our common stock by our directors, nominees as directors, and executive officers, individually, our directors and executive officers, as a group, and by each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

     As of March 1, 2006, there were 10,291,607 shares of our common stock outstanding. Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to options held by the person that are exercisable within 60 days of March 1, 2006. The percentage of our common stock beneficially owned by a person has been calculated as if the person had exercised all such options the person holds and that no other persons exercised any options.


                                                           SHARES         PERCENT
BENEFICIAL OWNER                                     BENEFICIALLY OWNED  OF CLASS
----------------                                     ------------------  --------



Matthew T. Moroun...................................      4,585,186(1)     44.5%
Robert W. Weaver....................................        330,428(2)      3.2%
Daniel C. Sullivan..................................         28,000(3)        *
Frederick P. Calderone..............................          8,000(3)        *
Frank L. Conner.....................................          8,000(4)        *
Charles F. Wilkins..................................          8,000(3)        *
Thomas H. Cooke.....................................          6,000(4)        *
Manuel J. Moroun....................................          6,000(4)        *
Christopher L. Ellis................................              0           *
W. Clif Lawson......................................         96,000(5)        *
Larry J. Goddard....................................         84,313(6)        *
FMR Corp. ..........................................      1,342,506(7)     13.0%
Neil Gagnon.........................................        819,030(8)      8.0%
Directors and executive officers as a group (10
  persons)..........................................      5,159,927(9)     49.2%


--------

 *    Less than 1%.

(1) Includes 1,485,186 shares owned directly, 8,000 shares subject to options exercisable within 60 days of March 1, 2006, and 3,092,000 shares held in a trust of which Matthew Moroun is a co-trustee and a beneficiary (the "Moroun Trust"). Norman E. Harned is co-trustee with Matthew Moroun of the Moroun Trust and may therefore also be deemed to beneficially own the shares held by the Moroun Trust. The business address of each of Messrs. Moroun and Harned is 12225 Stephens Road, Warren, Michigan 48091.

(2) Includes 56,000 shares subject to options that are exercisable within 60 days of March 1, 2006.

(3) Includes 8,000 shares subject to options that are exercisable within 60 days of March 1, 2006.

(4) Includes 6,000 shares subject to options that are exercisable within 60 days of March 1, 2006. Regarding Manuel Moroun, does not include the 4,585,186 shares shown in the table as being beneficially owned by Manuel Moroun's son, Matthew Moroun.

(5) Includes 1,500 shares held in a trust of which Mr. Lawson is trustee and his sister is the trust beneficiary, and 1,500 shares held by Mr. Lawson's son. Also includes 42,000 shares subject to options that are exercisable within 60 days of March 1, 2006.

(6) Includes 42,000 shares subject to options that are exercisable within 60 days of March 1, 2006.

(7) Based upon a Schedule 13G dated February 14, 2006 filed by FMR Corp., and related parties, which indicates that as of December 31, 2005, they had the sole power to dispose of 1,342,506 shares, and sole power to vote 421,300 of the shares. The Schedule 13G indicates that 881,606 of the shares are held by the Fidelity Low Price Stock Fund, a registered investment company, for which one of FMR Corp.'s subsidiaries acts as investment adviser. We make no representation as to the accuracy or completeness of the information reported. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8) Based upon a Schedule 13G dated February 7, 2006 filed by Neil Gagnon, which indicates that as of December 31, 2005, he had sole power to vote 308,259 of the shares, shared power to vote 141,825 of the shares, sole power to dispose of 308,071 of the shares, and shared power to dispose of 510,959 of the shares. We make no representation as to the accuracy or completeness of the information reported. The address of Neil Gagnon is 1370 Avenue of the Americas, Suite 2400, New York, New York 10019.

(9) Includes 190,000 shares subject to options that are exercisable within 60 days of March 1, 2006.

                                  AGENDA ITEM 3

                    PROPOSAL TO AMEND THE BYLAWS TO AUTHORIZE
            THE BOARD OF DIRECTORS, IN ADDITION TO THE STOCKHOLDERS,
                           TO ESTABLISH THE NUMBER OF
               DIRECTORS CONSTITUTING THE FULL BOARD OF DIRECTORS

     The first sentence of Section 2 of Article II of our Bylaws provides that the number of directors constituting the full Board of Directors shall be not less than three directors and not more than fifteen directors. This sentence also provides that the precise number of directors constituting the full Board shall be set from time to time by resolution of the stockholders.

     The Board of Directors proposes that the first sentence of Section 2 of
Article II of our Bylaws be amended to allow not only the stockholders, but also the Board of Directors, to select the precise number of directors that constitute the full Board. Such selection would continue to be within the limits presently set by the Bylaws, of not less than three directors and not more than fifteen directors.

     The proposed first sentence of Section 2 of Article II of our Bylaws, if amended as proposed, would read as follows:

     "The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the precise number to be fixed by resolution of the shareholders OR THE BOARD OF DIRECTORS from time to time." The highlighted text shows the change to the sentence that would be implemented by the proposed amendment. A copy of Section 2 of Article II of our Bylaws as presently in effect, and with the proposed amendment to its first sentence, is set forth in Appendix A to this proxy statement.

     The purpose of the proposed amendment is to give the Board of Directors the ability to increase the size of the Board from time to time, and add additional directors when new director candidates are identified who have knowledge, experience or other attributes that the Board believes would benefit PTSI, without waiting for the next stockholders meeting, or putting PTSI to the expense of a special meeting of stockholders just to increase the size of the Board. The amendment would give the Board the flexibility to act more quickly to add new directors, rather than postponing action until a stockholders meeting occurs and the size of the Board is increased, after which a director candidate previously under consideration may have accepted other commitments and no longer be available to join our Board. The proposed Bylaw amendment would also give the Board the ability to reduce the size of the Board without the expense or time required for a stockholders meeting, if directors depart from the Board for health reasons, or due to retirement or resignation, and another qualified candidate is not then available to replace the departing director.

     Pursuant to Section 2 of Article II of the Bylaws, the affirmative vote of the holders of seventy-five percent or more of the outstanding shares of common stock will be required to approve the proposed amendment to the Bylaws.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AMENDING THE BYLAWS TO AUTHORIZE THE BOARD OF DIRECTORS, IN ADDITION TO THE STOCKHOLDERS, TO ESTABLISH THE NUMBER OF DIRECTORS CONSTITUTING THE FULL BOARD OF DIRECTORS.

                                  AGENDA ITEM 4

                             PROPOSAL TO APPROVE THE
                      P.A.M. TRANSPORTATION SERVICES, INC.
                             2006 STOCK OPTION PLAN

     On March 2, 2006, our Board of Directors adopted the 2006 Stock Option Plan (the "2006 Plan") for eligible officers, directors and key employees of PTSI and its subsidiaries and recommends that the stockholders vote for approval of the 2006 Plan. The 2006 Plan provides for the grant of both incentive and non-qualified stock options. We estimate that there are currently approximately 50 officers and employees and seven non-employee directors eligible for participation in the 2006 Plan.

     The purpose of the 2006 Plan is to provide motivation for participating directors, officers and key employees to remain in the employ of and to give a greater effort on behalf of PTSI. A copy of the 2006 Plan is set forth in Appendix B to this proxy statement. The 2006 Plan will replace our 1995 Stock Option Plan that expired last year. Stock options currently outstanding under the 1995 Stock Option Plan will remain outstanding in accordance with the terms of that plan and the stock option agreements entered into under that plan.

DESCRIPTION OF 2006 PLAN

     Effective Date. The effective date of the 2006 Plan is March 2, 2006. The 2006 Plan will remain in effect until all shares subject to the 2006 Plan or that may become subject to it, have been purchased pursuant to options granted under the 2006 Plan, provided that options under the 2006 Plan must be granted within ten years from the effective date.

     Shares Subject to the 2006 Plan. The shares of our common stock available for issuance under the 2006 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. Subject to certain anti-dilution and other adjustments, up to 750,000 shares will be reserved and made available for issuance under the 2006 Plan. Any shares subject to an option that for any reason expires or is terminated unexercised may again be subject to an option under the 2006 Plan.

     Persons Eligible to Participate in the 2006 Plan. Under the 2006 Plan, options may be granted only to officers, directors, key employees and consultants of PTSI and its subsidiaries. An incentive stock option may only be granted to an employee.

     Administration of the 2006 Plan. The 2006 Plan will be administered by the Board of Directors or by a committee comprised of no fewer than two members appointed by the Board of Directors from among its members (the "Committee"). Unless the Board of Directors determines otherwise, each member of the Committee will be a "non-employee director" as that term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"). Subject to the provisions of the 2006 Plan, the Board of Directors or the Committee has the authority to determine the individuals to whom options will be granted and to determine exercise prices, the number of shares covered by each option, vesting requirements, and the terms and conditions of each option granted under the 2006 Plan. However, no person may be granted in any fiscal year of PTSI options to purchase more than 100,000 shares under the 2006 Plan.

     Exercise Price, Terms of Exercise and Payment for Shares. Each option granted under the 2006 Plan will be represented by an option agreement that will set forth the terms of the option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

     The exercise price for shares purchased upon exercise of an option will be the market price of the shares on the day the option is granted, except in the case of an incentive stock option granted to a 10% stockholder. For an incentive stock option granted to a 10% stockholder, the option exercise price will be not less than 110% of the market price on the day the option is granted. For purposes of the 2006 Plan, market price per share means the average of the highest and lowest sales prices for a share of our common stock on the Nasdaq Stock Market (or any successor exchange or system that is the primary exchange or system for trading our shares) on the date the option is granted. If for any reason it is not practical for the market price to be determined from the average of the highest and lowest sales prices as described above, it may be determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code or Treasury Regulations as the Board of Directors or the Committee, in its discretion, selects and applies
at the time the option is granted. As of April   , 2006, the market price of a
share of our common stock was $          .

     Options may be exercised in whole or in part by the optionee, but in no event later than ten years from the date of the grant. Any incentive stock option granted under the 2006 Plan to a 10% stockholder may not be exercised more than five years after the date of grant. The purchase price for the shares will be paid in cash or shares of our common stock owned by the optionee for more than six months, or a combination of both. Upon payment, we will deliver stock certificates for such shares to the optionee.

     Automatic Grant of Options to Non-Employee Directors. The 2006 Plan will grant to our non-employee directors, without any action by the Board of Directors or the Committee, an annual option to purchase 2,000 shares of common stock. If the 2006 Plan is approved by the stockholders, the first annual grant under the 2006 Plan will occur on June 1, 2006. In subsequent years, the annual grant will occur on March 2, beginning March 2, 2007. The exercise price for the 2,000 shares covered by each annual grant will be the market price of the shares on the date of grant. Each option granted to a non-employee director will be exercisable from the date of grant until the date that is the fifth anniversary of the date of grant, unless earlier terminated in accordance with the provisions of the 2006 Plan. Options granted to non-employee directors under the 2006 Plan are required to conform to the terms of the 2006 Plan.

     Termination of Service. In the event that a holder of an option granted under the 2006 Plan ceases to be a director or employee of PTSI or any subsidiary for any reason other than death or total and permanent disability, any option or unexercised portion of an option, that is otherwise exercisable on the date of such termination, shall expire three months from the date of such termination, but in no event after the term provided in the option agreement. Any options that are not exercisable on the date of such termination shall immediately terminate.

     Upon the death or total and permanent disability of the holder of an option, any option or unexercised portion of an option that is otherwise exercisable will expire within one year of the date of death or disability. Any options that were not exercisable on the date of death or disability will be immediately exercisable for a period of one year, but in no event after the term provided in the option agreement.

     Options granted under the 2006 Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the 2006 Plan are non-transferable except by will or under the laws of descent and distribution.

     Reorganization and Recapitalization. In case PTSI is merged or consolidated with another corporation and PTSI is not the survivor, or in case substantially all of the property or stock of PTSI is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of PTSI, the Board of Directors of PTSI, or the Board of Directors of any corporation assuming the obligations of PTSI, will either make appropriate provision for the protection of any outstanding options, including the substitution of appropriate stock of PTSI or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the shares of the common stock of PTSI, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

     In the event that dividends are payable in PTSI common stock or in the event there are splits, subdivisions or combinations of shares of PTSI common stock, the number of shares available under the 2006 Plan will be increased or decreased proportionately, and the number and option exercise price of shares deliverable upon the exercise of any option previously granted will be increased or decreased proportionately.

     Limitation on Number of Shares that may be Purchased. For options granted under the 2006 Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     Amendment and Termination of the 2006 Plan. The Board of Directors or the Committee may amend or terminate the 2006 Plan. However, except as provided in the 2006 Plan, no amendment or termination may adversely affect any option then in effect without the prior approval of the affected optionee. We are required to obtain stockholder approval of any amendment to the extent necessary to comply with applicable laws, which include laws pertaining to the administration of stock option plans under state corporate laws, federal and state securities laws, the Code, and any stock exchange or quotation system on which our common stock is listed or quoted.

     With the consent of the affected optionee, the Board of Directors or the Committee may amend outstanding option agreements in a manner consistent with the 2006 Plan. Without the affected optionee's consent, the Board of Directors may at any time and from time to time modify or amend option agreements as it deems necessary in order that incentive stock options granted under the 2006 Plan will comply with the appropriate provisions of the Code and regulations adopted under the Code, which are in effect from time to time regarding incentive stock options.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. All options granted or to be granted under the 2006 Plan that are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

     Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor PTSI will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his or her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between the exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on the disposition in an amount equal to the lesser of:

          (a) gain on the sale or other disposition; or

          (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

     The above discussion and the reference to capital gain or loss treatment assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition that results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for PTSI.

     The 2006 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to PTSI other shares of PTSI's common stock owned by the optionee.
Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises the incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to PTSI shares of PTSI common stock will recognize no gain or loss upon the exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

     Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before the transfer, then the optionee will recognize ordinary income as a result of the transfer of statutory option stock. The ordinary income will be equal to the difference between the exercise price of the option and the fair market value of the stock on the date the statutory option stock was acquired. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code. "Statutory option stock" is stock acquired through the exercise of an incentive stock option or an option granted under an employee stock purchase plan.

     Incentive stock options offer two principal tax benefits to optionees: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of the fair market value over the exercise price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

     At present, the maximum tax rate on capital gains is 15%, while the maximum tax rate on ordinary income is 35%. Accordingly, the conversion of ordinary income into capital gain may produce a tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Because of this, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

     In general, an option granted under the 2006 Plan that is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option that is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option that gives the optionee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

     Non-Qualified Stock Options. All options granted or to be granted under the 2006 Plan that do not qualify as incentive stock options are non-qualified stock options not entitled to special tax treatment under Section 422 of the Code.

     The grant of a non-qualified stock option under the 2006 Plan will have no federal income tax consequences for the optionee unless the option has a readily ascertainable market value at the time of the grant. We understand that options to be granted under the 2006 Plan will not have a readily ascertainable market value; so there will be no federal income tax consequence for an optionee at the time of grant. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. PTSI is not entitled to an income tax deduction with respect to the grant of a non-qualified stock option or the sale of stock acquired pursuant to such an option. PTSI generally will be permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-qualified stock option.

     The 2006 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-qualified stock option by transferring to PTSI other shares of our common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     General. The 2006 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. This is only a general discussion of the federal income tax consequences of the 2006 Plan and does not purport to be a complete description of all federal income tax aspects of the 2006 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 2006 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each person receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the 2006 Plan.

     Approval of the 2006 Plan requires the affirmative vote of holders of a majority of the shares represented at the annual meeting in person or by proxy and entitled to vote on the 2006 Plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2006 STOCK OPTION PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

SELECTION OF INDEPENDENT AUDITORS

     Our Audit Committee has selected Grant Thornton as our principal independent auditors for the year ending December 31, 2005. We are not presently expecting that representatives of Grant Thornton will attend the annual meeting of stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following table shows the fees for professional services of our principal accountant, Grant Thornton for 2005, and Deloitte & Touche LLP ("Deloitte") for 2004, for audit and other services they provided to us.


                                                          2005      2004
                                                        --------  --------



Audit Fees(1).......................................... $215,665  $438,797
Audit-Related Fees.....................................        0         0
Tax Fees(2)............................................        0     4,500
All other fees.........................................        0         0


--------

  (1) Includes the aggregate fees billed for professional services rendered for 2005 and 2004 for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q. Of the amount shown for 2004, approximately $313,108 related to the audit of internal controls.

  (2) For 2004, principally consisted of tax consultation and tax compliance services with respect to Federal and state taxes and certain employee benefit plans.

     The Audit Committee pre-approves audit services and non-audit services that are to be performed for us by our independent auditors. The Audit Committee has delegated authority to its chairman, or any two of its other members acting together, to approve, between meetings of the Audit Committee, audit services and permissible non-audit services. Approvals between meetings are required to be reported to the Audit Committee at its next meeting. In addition to there being engagement letters for audit services, the Audit Committee has determined that there should be an engagement letter for any non-audit services that are to be performed by the independent auditors. All of the services described in the table above were pre-approved by the Audit Committee, and the authority delegated to members of the Audit Committee was not used.

CHANGE OF ACCOUNTANTS

     On June 16, 2005, the Audit Committee of our Board of Directors concluded its proposal process for a new independent public accounting firm and appointed Grant Thornton as our independent registered public accounting firm for the calendar year ended December 31, 2005. On the same date, the Audit Committee dismissed Deloitte as our independent registered public accounting firm.

     The audit reports of Deloitte on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003, and management's assessment of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two calendar years ended December 31, 2004 and 2003, and from December 31, 2004 through the effective date of Deloitte's dismissal, there were no disagreements between us and Deloitte on any matters of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with its reports. During the period described in the preceding sentence, there were no "reportable events" as defined in Item 304(a)(1)(iv) or
(v) of Regulation S-K of the Securities and Exchange Commission.

     During the two calendar years ended December 31, 2004 and 2003, and from December 31, 2004 through the engagement of Grant Thornton as our independent public accounting firm on June 16, 2005, neither we nor anyone on our behalf consulted Grant Thornton with respect to any accounting or auditing issues involving us. In particular, there was no discussion with Grant Thornton regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with Deloitte on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their reports, or a "reportable event" as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K.

     On June 21, 2005 we reported our change in independent registered public accounting firms to the Securities and Exchange Commission in a Current Report on Form 8-K. In that report we made substantially the same disclosures about our change of accounting firms as is set forth above. Deloitte furnished us with a letter dated June 20, 2005 addressed to the Securities and Exchange Commission regarding the above disclosures that was filed as Exhibit 16 to the report.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain transactions between us and companies owned or controlled by Manuel Moroun, who is a member of our Board of Directors, and his son, Matthew Moroun, who is our largest stockholder and a member of our Board of Directors, are described above under the caption "Compensation Committee Interlocks and Insider Participation."

              ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

     Additional information concerning us, including our financial statements, is provided in our 2005 Annual Report to Stockholders that accompanies this proxy statement. Our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request for it to our Secretary, Larry J. Goddard, at our principal executive office, 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770. Copies of exhibits filed with that report or referenced in it will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents.

                              STOCKHOLDER PROPOSALS

     Any proposal to be presented at the 2007 annual meeting of stockholders
must be received at our principal executive office not later than December    ,
2006, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

     In connection with our annual meeting of stockholders to be held in 2007, if we do not receive notice of a matter or proposal to be considered by March
, 2007, then the persons appointed by the Board of Directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting, if such matter or proposal is properly raised at the annual meeting and put to a vote.

                                  OTHER MATTERS

     We do not know of any matters to be brought before the meeting other than those described in this proxy statement. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        -s- Robert W. Weaver

                                        ROBERT W. WEAVER
                                        President and Chief Executive Officer

April   , 2006

                                   APPENDIX A

              PRESENT AND PROPOSED AMENDED SECTION 2 OF ARTICLE II OF THE BYLAWS OF P.A.M. TRANSPORTATION SERVICES, INC.

SECTION 2 OF ARTICLE II OF THE BYLAWS AS PRESENTLY IN EFFECT

     SECTION 2. Number, Tenure, Qualifications, Removal. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the precise number to be fixed by resolution of the shareholders from time to time. Each Director shall hold office until the annual meeting of shareholders held next after his election and until his successor has been duly elected and has qualified, or until his earlier resignation, removal from office, or death. Directors need not be shareholders. Any Director may be removed at any time, with or without cause, by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of the stock of the Corporation entitled to elect Directors, either at the annual meeting or at a special meeting called for that purpose. This Section shall be amended, altered, changed or repealed only with the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to elect Directors, in addition to any approval of the Board of Directors or any shareholder vote or consent required by law or any provision of the Amended and Restated Certificate of Incorporation of the Corporation or otherwise.

SECTION 2 OF ARTICLE II OF THE BYLAWS WITH THE PROPOSED AMENDED FIRST SENTENCE

     SECTION 2. Number, Tenure, Qualifications, Removal. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the precise number to be fixed by resolution of the shareholders OR THE BOARD OF DIRECTORS from time to time. Each Director shall hold office until the annual meeting of shareholders held next after his election and until his successor has been duly elected and has qualified, or until his earlier resignation, removal from office, or death. Directors need not be shareholders. Any Director may be removed at any time, with or without cause, by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of the stock of the Corporation entitled to elect Directors, either at the annual meeting or at a special meeting called for that purpose. This Section shall be amended, altered, changed or repealed only with the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to elect Directors, in addition to any approval of the Board of Directors or any shareholder vote or consent required by law or any provision of the Amended and Restated Certificate of Incorporation of the Corporation or otherwise.

     The new text that would be added to the first sentence of Section 2 of
Article II of the Bylaws by the proposed amendment is highlighted in the paragraph above.

                                   APPENDIX B

                      P.A.M. TRANSPORTATION SERVICES, INC.
                             2006 STOCK OPTION PLAN

                          EFFECTIVE AS OF MARCH 2, 2006

1.  PURPOSE

     The purpose of the P.A.M. Transportation Services, Inc. 2006 Stock Option Plan (the "Plan') is to encourage and enable eligible directors, officers and key employees of P.A.M. Transportation Services, Inc. (the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company's growth and earnings. The Plan also is designed to provide motivation for participating directors, officers and key employees to remain directors, officers and employees, and to give greater effort on behalf of the Company. It is the intention of the Company that the Plan provide for the award of "incentive stock options" qualified under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as well as the award of non-qualified stock options. Accordingly, the provisions of the Plan related to incentive stock options shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 422 of the Code.

2.  DEFINITIONS

     The following words or terms shall have the following meanings:

          (a) "Agreement" shall mean a stock option agreement between the Company and an Eligible Employee, Eligible Participant or Non-Employee Director pursuant to the terms of the Plan.

          (b) "Board of Directors" shall mean the Board of Directors of the Company.

          (c) "Committee" shall mean the committee appointed or authorized by the Board of Directors to administer the Plan.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time. References to sections of the Code shall be deemed to include references to successor provisions of those sections of the Code.

          (e) "Company" shall mean P.A.M. Transportation Services, Inc., a Delaware corporation.

          (f) "Effective Date" shall have the meaning set forth in Section 3 of the Plan.

          (g) "Eligible Employee(s)" shall mean key employees regularly employed by the Company or a Subsidiary (including officers, whether or not they are directors) as the Board of Directors or the Committee shall select from time to time.

          (h) "Eligible Participant(s)" shall mean directors, officers, and employees of the Company and its Subsidiaries, consultants and other persons who are not otherwise eligible to receive Qualified Incentive Options pursuant to Section 8 of the Plan.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "Market Price" on a particular date shall mean the average of the highest and lowest sales prices of shares of the Common Stock reported on The Nasdaq Stock Market (or any successor exchange or system that is the primary exchange or system for trading of the Common Stock) on such date, or if there was no sale of any shares of Common Stock reported on The Nasdaq Stock Market (or any such successor) on such date, then on the last preceding date on which The Nasdaq Stock Market (or any such successor) was open for trading and on which shares of the Common Stock were traded. If for any reason it is not practical for the Market Price to be determined as provided for above in this paragraph, Market Price shall mean the fair market value of the Company's Common Stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board of Directors or the Committee shall in its discretion select and apply at the time of the grant of the option concerned. Subject to the foregoing, the Board of Directors or the Committee, in fixing the market price, shall have full authority and discretion and be fully protected by doing so.

          (k) "Non-Employee Director(s)" shall mean a director of the Company who is not an employee of the Company or one of its Subsidiaries.

          (l) "Optionee" shall mean an Eligible Employee, Eligible Participant or Non-Employee Director having a right to purchase Common Stock under an Agreement.

          (m) "Option(s)" shall mean the right or rights granted to Eligible Employees, Eligible Participants or Non-Employee Directors to purchase Common Stock under the Plan.

          (n) "Permanent and Total Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

          (o) "Plan" shall mean this P.A.M. Transportation Services, Inc. 2006 Stock Option Plan.

          (p) "Shares," "Stock" or "Common Stock" shall mean shares of the $.01 par value common stock of the Company.

          (q) "Subsidiary" shall mean with respect to any Option that is an incentive stock option, any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code), and with respect to any Option that is not an incentive stock option, Subsidiary shall mean any "subsidiary corporation," as described above, or any other entity in which the Company, either directly or indirectly, owns a majority voting interest.

          (r) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3.  EFFECTIVE DATE

     The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the shareholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote of not less than a majority of the shares present and voting at a meeting at which a quorum is present, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within such twelve (12) month period, then any Options granted in the intervening period shall be void.

4.  SHARES RESERVED FOR PLAN

     The shares of the Company's Common Stock to be sold to Eligible Employees, Eligible Participants and Non-Employee Directors under the Plan may at the election of the Board of Directors be either treasury shares or Shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 750,000; provided, however, that such Shares shall be subject to the adjustments provided in
Section 8(h). Any Shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

5.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board of Directors of the Company or the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board of Directors of the Company from among its members, each of whom, unless the Board of Directors determines otherwise, qualifies as a "non-employee director" as that term is defined in Rule 16b-3 issued under the Exchange Act or any successor provision, and as an "outside director" within the meaning of Section 162(m) of the Code.

     Within the limitations described herein, the Board of Directors of the Company or the Committee shall administer the Plan, select the Eligible Employees and Eligible Participants to whom Options will be granted, determine the number of Shares to be optioned to each Eligible Employee and Eligible Participant and interpret, construe and implement the provisions of the Plan. However, no Eligible Employee or Eligible Participant shall be granted in any fiscal year of the Company Options to purchase more than 100,000 shares of Common Stock under the Plan. The Board of Directors or the Committee shall also determine the price to be paid for the Shares upon exercise of each Option, the period within which each Option may be exercised, and the terms and conditions of each Option granted pursuant to the Plan. The Board of Directors and Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

     If the Plan is administered by the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum, and the act of a majority of the members of the Board of Directors present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors shall be the acts of the Board of Directors. If the Plan is administered by the Committee, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee.

6.  ELIGIBILITY

     Options granted pursuant to Section 8 of the Plan shall be granted only to Eligible Employees. Options granted pursuant to Section 9 of the Plan may be granted to Eligible Employees and to Eligible Participants. Options granted pursuant to Section 10 of the Plan shall be granted only to Non-Employee Directors.

7.  DURATION OF THE PLAN

     The Plan shall remain in effect until all Shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the Plan must be granted within ten
(10) years from the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date.

8.  QUALIFIED INCENTIVE OPTIONS

     It is intended that Options granted under this Section 8 shall be qualified incentive stock options under the provisions of Section 422 of the Code and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Committee or the Board of Directors shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

          (a) Price.   The purchase price for shares purchased upon exercise
     will be equal to 100% of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee; provided that the purchase price of stock deliverable upon the exercise of a qualified incentive option granted to a Ten Percent Owner shall be not less than one hundred ten percent (110%) of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee, but in no case less than the par value of such stock.

          (b) Number of Shares.   The Agreement shall specify the number of
     Shares which the Optionee may purchase under such Option.

          (c) Exercise of Options.   The shares subject to the Option may be
     purchased in whole or in part by the Optionee in accordance with the terms of the Agreement, from time to time after shareholder approval of the Plan, but in no event later than ten (10) years from the date of grant of the Option. Notwithstanding the foregoing, Shares subject to an Option granted to a Ten Percent Owner shall be exercisable no later than five (5) years from the date of grant of the Option.

          (d) Medium and Time of Payment.   Stock purchased pursuant to an
     Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or shares of the Common Stock of the Company owned by the Optionee for more than six months, or a combination of cash and such shares of the Common Stock of the Company, in the discretion of, and as authorized by, the Committee. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such Shares.

          (e) Rights as a Shareholder.   An Optionee shall have no rights as a
     shareholder with respect to any Shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such Shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

          (f) Nonassignability of Option.   No Option shall be assignable or
     transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

          (g) Effect of Termination of Employment or Death.   In the event that
     an Optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or Permanent and Total Disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three (3) months from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or Permanent and Total Disability prior to the time that an Option or portion thereof becomes exercisable, such option or portion thereof which is not then exercisable shall terminate and be null and void. Whether authorized leave of absence for military or government service shall constitute termination of employment for the purpose of the Plan shall be determined by the Board of Directors or the Committee, which determination shall be final and conclusive.

          In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or Permanent and Total Disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or Permanent and Total Disability, any Option or portion thereof which was not exercisable on the date such Optionee ceased employment shall become immediately exercisable for a period of one year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement.

          In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

          (h) Recapitalization.   In the event that dividends are payable in
     Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number and Option exercise price of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, as determined to be proper and appropriate by the Board of Directors or the Committee.

          (i) Reorganization.   In case the Company is merged or consolidated
     with another corporation and the Company is not the surviving corporation, or in case substantially all of the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that (A) the excess of the aggregate fair market value of the Shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the Shares subject to option immediately before such substitution over the purchase price thereof, and (B) the new option does not give the Optionee additional benefits that he or she did not have under the old option, or (ii) upon written notice to the Optionee provide that the Option (including, in the discretion of the Board of Directors, any portion of such option which is not then exercisable) must be exercised within sixty (60) days of the date of such notice or it will be terminated. If any adjustment under this
     Section 8(i) would create a fractional share of Stock or a right to acquire a fractional share, such shall be disregarded and the number of shares of Stock available under the Plan and the number of Shares covered under any Options previously granted pursuant to the Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 8(i) by the Board of Directors shall be conclusive and binding on all affected persons.

          Except as otherwise expressly provided in the Plan, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of shares of Common Stock subject to an Option.

          The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          (j) Annual Limitation.   The aggregate fair market value (determined
     at the time the Option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a non-qualified stock option granted pursuant to Section 9 of the Plan.

          (k) General Restriction.   Each Option shall be subject to the
     requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Alternatively, such Options shall be issued and exercisable only upon such terms and conditions and with such restrictions as shall be necessary or appropriate to effect exemption from such listing, registration, or other qualification requirement.

9.  NON-QUALIFIED OPTIONS

     The Board of Directors or the Committee may grant to Eligible Employees or Eligible Participants Options under the Plan which are not qualified incentive stock options under the provisions of Section 422 of the Code. Such non-qualified options shall be evidenced by Agreements in such form and not inconsistent with the Plan as the Board of Directors or the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions as set forth in Section 8 of the Plan with respect to qualified incentive options; provided, however, that the limitations set forth in Sections 8(a) and 8(c) of the Plan with respect to Ten Percent Owners shall not be applicable to non-qualified options granted to any Ten Percent Owner, and the limitation set forth in Section 8(j) of the Plan with respect to the annual limitation of incentive stock options shall not be applicable to non-qualified option grants.

10.  OPTIONS TO NON-EMPLOYEE DIRECTORS

     Notwithstanding any provisions of the Plan to the contrary, the participation and eligibility of a Non-Employee Director in the Plan shall be limited exclusively to the following:

          (a) On June 1, 2006 and on March 2, 2007, and on March 2 of each year thereafter during the term of the Plan, each then Non-Employee Director of the Company shall be granted, without the necessity of action by the Board of Directors or any Committee thereof, an Option to purchase 2,000 shares of Common Stock at an option exercise or purchase price equal to the Market Price of such Stock on the date of grant; provided, that in the event that the date of grant falls on a weekend or holiday, then the option exercise price shall be determined by reference to the Market Price of the Common Stock on the business day next preceding the grant date.

          (b) Options granted under this Section 10 shall be exercisable commencing on the date of grant or, with respect to any Option granted prior to stockholder approval of the Plan, upon the date of such stockholder approval, and thereafter until the earlier to occur of the following: the close of business on (i) the date, which is the fifth anniversary of the date of grant; (ii) the date which is the 90th day following the date upon which such Non-Employee Director ceases to be a director of the Company for any reason other than death or Permanent and Total Disability; or (iii) the date which is the first anniversary of the date on which such Non-Employee Director ceases to be a director of the Company as a result of death or Permanent and Total Disability.

          (c) In all other respects, Options granted to Non-Employee Directors hereunder shall contain in substance the same terms and conditions as set forth in Section 9 of the Plan with respect to non-qualified options. No Non-Employee Director shall be eligible to receive Options hereunder except as provided in this Section 10 of the Plan.

11.  AMENDMENT OF THE PLAN

     The Board of Directors or Committee may amend or terminate the Plan, provided, however, that except as provided in the Plan, no such amendment or termination shall adversely affect any Option then in effect unless the prior approval of the Optionee so affected is obtained. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with applicable laws, which include laws pertaining to the administration of stock option plans under state corporate laws, federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted.

     Within the limitations of the Plan, the Board of Directors or the Committee may modify or amend an outstanding Option; provided that no modification or amendment of an Option shall, without the consent of the Optionee, materially impair the Optionee's rights or materially increase the Optionee's obligations under such Option. Without Optionee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option Agreements in such respects as it shall deem necessary in order that incentive options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options." The Company's Board of Directors may also suspend the granting of Options pursuant to the Plan at any time.

12.  BINDING EFFECT

     All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company and on all persons eligible or who become eligible to participate in the Plan.

13.  APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to Options exercised hereunder will be used for general corporate purposes.

                                    --------------------------------------------
[P.A.M. LOGO]                                   VOTE BY TELEPHONE
c/o Stock Transfer Department       --------------------------------------------
Post Office Box 105649              Have your proxy card available when you call
Atlanta GA 30348                    TOLL-FREE 1-888-693-8683 using a touch-tone
                                    phone and follow the simple instructions to record your vote.

                                    --------------------------------------------
                                                 VOTE BY INTERNET
                                    --------------------------------------------
                                    Have your proxy card available when you
                                    access the website WWW.CESVOTE.COM and
                                    follow the simple instructions to record your vote.

                                    --------------------------------------------
                                                  VOTE BY MAIL
                                    --------------------------------------------
                                    Please mark, sign and date your proxy card and return it in the POSTAGE-PAID ENVELOPE provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.


----------------------       ----------------------       ----------------------
 VOTE BY TELEPHONE              VOTE BY INTERNET               VOTE BY MAIL
Call Toll-Free using a       Access the Website and         Return your proxy
touch-tone telephone:           cast your vote:            in the postage-paid
  1-888-693-8683                WWW.CESVOTE.COM             envelope provided
----------------------       ----------------------       ----------------------


                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
   IF YOU VOTE BY TELEPHONE OR OVER THE INTERNET, DO NOT MAIL YOUR PROXY CARD.

                               ==================



                               ==================

                   PROXY CARD MUST BE SIGNED AND DATED BELOW.
           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING
--------------------------------------------------------------------------------
                                  [P.A.M. LOGO]
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      P.A.M. TRANSPORTATION SERVICES, INC.

The undersigned stockholder(s) of P.A.M. Transportation Services, Inc., a Delaware corporation, hereby appoints Robert W. Weaver and Larry J. Goddard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc., to be held on Wednesday, May 24, 2006, and at any or all adjournments or postponements of the meeting, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present at the meeting.



                                    -----------------------------------
                                    Dated:                               , 2006



                                    -------------------------------------------
                                    Signature



                                    -------------------------------------------
                                    Signature

                                    This Proxy should be marked, dated, and
                                    signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


           PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                             YOUR VOTE IS IMPORTANT

         REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR PROXY IN THE ENCLOSED ENVELOPE.




            PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------
P.A.M. TRANSPORTATION SERVICES, INC.                                      PROXY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS (1), (3) AND (4), FOR THE ELECTION OF NOMINEES FOR DIRECTOR NAMED BELOW, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE ITEMS BELOW.

1.       To increase the size of the Board of Directors from eight members to
         nine members.                                                              [] FOR         [] AGAINST      [] ABSTAIN

2.       (A) To elect the following directors to serve until the next annual        [] FOR ALL NOMINEES            [] WITHHOLD
         meeting of stockholders and until their successors are elected and            LISTED (EXCEPT AS              AUTHORITY
         qualified:                                                                    OTHERWISE INDICATED)           TO VOTE FOR
                                                                                                                      ALL NOMINEES
         (1) Frederick P. Calderone (2) Frank L. Conner    (3) Thomas H. Cooke
         (4) Manuel J. Moroun       (5) Matthew T. Moroun  (6) Daniel C. Sullivan
         (7) Robert W. Weaver       (8) Charles F. Wilkins

         IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
         NOMINEE(S), WRITE THE NAME(S) ON THE LINE BELOW.

         -----------------------------------------------------------------------

2.       (B) If proposal 1 is approved, to also elect Christopher L. Ellis to         []  FOR                      [] WITHHOLD
         serve as a director until the next annual meeting of stockholders and                                        AUTHORITY
         until his successor is elected and qualified.

3.       To amend Section 2 of Article II of the Bylaws to authorize the Board        []  FOR      [] AGAINST      [] ABSTAIN
         of Directors, in addition to the stockholders, to establish the number of directors that constitute the full Board of Directors.

4.       To approve the 2006 Stock Option Plan.                                       [] FOR       [] AGAINST      [] ABSTAIN

5. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournments or postponements of the meeting.


                                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)